Exhibit 10.30

AMENDMENT NO. 3 TO AMENDED AND RESTATED CONCESSION AGREEMENT

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED CONCESSION AGREEMENT, is effective as of the 29th day of October, 2008, between WALT DISNEY WORLD CO. and WALT DISNEY WORLD HOSPITALITY & RECREATION CORPORATION (collectively, "Disney") and CRYSTAL MAGIC, INC. ("Vendor").

WITNESSETH:

WHEREAS, the parties heretofore entered into an Amended and Restated Concession Agreement dated as of March 26, 2002 (the "Agreement"), pursuant to which Vendor provides certain services and/or merchandise for sale to guests of Epcot® and the Magic Kingdom® Park; and

WHEREAS, the parties have determined that it is in their mutual best interests to amend the terms of the Agreement, effective as the 29th day of October, 2008, as herein provided.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and in the Agreement, the parties agree as follows:

1.

Paragraph 4 (Term) of the Agreement is hereby amended and restated so that it reads in its entirety as follows:

4.

Term. The term of this Agreement shall commence on December 7,

1999, and continue through and including January 24, 2009 (the "Term"), unless any party terminates this Agreement, with or without cause (i.e., in the terminating party's sole discretion), by providing the other parties with sixty (60) days prior written notice. In addition, Disney may terminate this Agreement for cause (e.g., if Vendor fails to perform any of its obligations under this Agreement) immediately by giving notice to Vendor. The parties mutually agree that there may be a period during the Term during which the Concession will be closed by Disney for, among other reasons, inclement weather, maintenance and rehabilitation of the Premises or special events (the "Closed Period"). The existence of the Closed Period shall not extend the Term or release the parties from their obligations hereunder.

2.

Execept as provided herein, the Agreement shall remain in full force and effect in accordance with its terms and conditions.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Amended and Restated Concession Agreement to be duly executed as of the day and year first referenced above.

("DISNEY")	("VENDOR")

WALT DISNEY WORLD CO.	CRYSTAL MAGIC, INC.

By:	By:

Print Name:	Print Name:

Title:	Title:

WALT DISNEY WORLD HOSPITALITY

& RECREATION CORPORATION

By:

Print Name:

Title: